EXHIBIT 10.24

DIRECTOR NAME:	EXERCISE PRICE:

NUMBER OF SHARES:

YARDVILLE NATIONAL BANCORP
2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

STOCK OPTION AGREEMENT

Yardville National Bancorp, a New Jersey corporation (the “Company”), this [Date Immediately Following Date of Annual Meeting] (the “Option Date”), pursuant to its 2003 Stock Option Plan for Non-Employee Directors (the “Plan”) hereby grants to ______________ (the “Optionee”) an option to purchase shares of the Common Stock, no par value, of the Company (the “Common Stock”) in the amount and on the terms and conditions set forth herein.

1.  Incorporation of Plan by Reference. The provisions of the Plan, a copy of which is being furnished herewith to the Optionee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Stock Option Agreement (the “Agreement”). Terms not defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2.  Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase all or any part of an aggregate of [3,000/other] shares of Common Stock on the terms and conditions set forth herein. The Option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986.

3.  Purchase Price. The purchase price of the Common Stock subject to the Option shall be ______________ ($) ______________ per share, subject to adjustment as provided in Paragraph 6 below and subject to the terms and conditions of the Plan.

4.  Terms of Option.

a.  Vesting. This Option shall be immediately exercisable. Except as otherwise set forth herein, the last date on which the Option may be exercised is ______________, ______________ (“Expiration Date”). Any portion of the Option not exercised by its Expiration Date shall lapse at the close of business on that date and shall be null and void thereafter.

b.  Final Termination. Notwithstanding anything to the contrary set forth in Paragraph 4(a), the Option shall no longer be exercisable ten years from the date hereof and or such shorter time as is prescribed in the Plan or in this Agreement.

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c.  Restrictions. This Option is subject to all of the terms and conditions set forth in the Plan including, but not limited to, the following:

(1)  This Option is not transferable, as provided in Section 7 of the Plan;

(2)  If the Optionee ceases to serve as a Director on the Board for any reason other than termination for Cause, this Option shall remain exercisable until the earlier of one year from the date of termination or its Expiration Date, as provided in Section 5(e) of the Plan.

(3)  If the Optionee’s service as a Director on the Board is terminated for Cause, this Option shall terminate as of the date of such Optionee’s termination of service, as provided in Section 5(e) of the Plan.

d.  Exercise. This Option shall be exercised by notice to the Company in such form as may be prescribed by the Company, accompanied by full payment in cash or check (or shares of Common Stock of the Company), as set forth in Section 5(f) of the Plan.

e.  Securities Law Restrictions. The exercise of this Option and the obligations of the Company to issue or transfer shares of Common Stock under the Option shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of any securities exchange or market on which the Common Stock may be listed or traded. The Company is under no obligation to file a registration statement under the Act with respect to the Common Stock issued upon exercise of the Option. As provided by Section 12 of the Plan, no Common Stock shall be issued or transferred in connection with this Option unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the grant of this Option on the Optionee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. If the Common Stock is issued in a transaction exempt from the Act, the shares shall bear the following restrictive legend:

“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Securities Act of 1933 and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

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5.  Restrictions on Transfer. This Option may not be transferred, assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event the terms of this Paragraph 5 are not complied with by the Optionee, or if the Option is subject to execution, attachment or similar process, this Option shall immediately lapse and become null and void.

6.  Anti-Dilution Provisions. If prior to the expiration of the Option there shall occur any change in outstanding Common Stock of the Company by reason of any stock dividend, stock split, spinoff, combination or exchange of shares, merger, consolidation, recapitalization, reorganization or the like, and as often as the same shall occur, then the kind and number of shares subject to the Option, or the purchase price per share of Common Stock, or both, shall be adjusted by the Board in such manner as it may deem equitable, the determination of which shall be binding and conclusive.

7.  Acceptance of Provisions. The execution of this Agreement by the Optionee shall constitute the Optionee’s acceptance of and agreement to all terms and conditions of the Plan and this Agreement.

8.  Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, (ii) first class registered or certified mail, return receipt requested or (iii) facsimile transmission. Any such communication shall be deemed to have been given (a) on the date of receipt in the cases referred to in clauses (i) and (iii) of the preceding sentence and (b) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Optionee at his or her last address appearing on the records of the Company, or in each case, to such other person or address as may be designated by like notice hereunder.

9.  Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement may not be changed except by writing executed by both parties. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings of this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

By:	______________________________
Patrick M. Ryan
Chief Executive Officer

______________________________
Optionee